Exhibit 2
AGREEMENT AMONG JOINT INSUREDS
     THIS AGREEMENT made as of July 1, 2008 by and among Allianz Funds, Premier VIT, PIMCO Municipal Advantage Fund Inc., Fixed Income SHares, PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Corporate Income Fund, PIMCO Municipal Income Fund II, PIMCO California Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund III, PIMCO Corporate Opportunity Fund, Nicholas-Applegate Convertible & Income Fund, PIMCO High Income Fund, Nicholas-Applegate Convertible & Income Fund II, PIMCO Floating Rate Income Fund, PIMCO Floating Rate Strategy Fund, NFJ Dividend, Interest & Premium Strategy Fund, Nicholas-Applegate International & Premium Strategy Fund, PIMCO Global StocksPLUS & Income Fund, Nicholas-Applegate Equity & Convertible Income Fund, Nicholas-Applegate Global Equity & Convertible Income Fund, PIMCO Income Opportunity Fund, PCM Fund Inc., PIMCO Strategic Global Government Fund Inc. and Allianz Funds: Multi-Strategy Trust (each a “Trust”), on behalf of each Trust’s respective series of shares (the “Funds”).
     WHEREAS, each of the Trusts and Funds have investment advisers which are affiliates of each other (each such firm, and any other advisory firm that is an affiliate of such firms, an “Affiliated Manager”)
     WHEREAS, the Trusts and Funds are named as insureds under a joint Investment Company Blanket Bond (the “Bond”) issued by National Union Fire Insurance Company, Great American Insurance Company, and U.S. Fire Insurance Company (collectively, the “Insurers”);
     WHEREAS, the Trusts desire to establish (i) the basis on which additional investment companies for which an Affiliated Manager may hereafter act as investment adviser may be added as named insureds under the Bond, and (ii) the criteria by which recoveries under the Bond shall be allocated among the parties;
     NOW, THEREFORE, it is agreed as follows:
     1.     If the Insurers are willing without additional premium to add, as an insured under the Bond, any investment company, not listed at the head of this agreement for which an Affiliated Manager hereafter is investment adviser, which may be included in the Bond pursuant to Rule 17g-1(b) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Act”), the Trusts agree (a) that such addition may be made, provided that those trustees of each Trust who are not “interested persons” of such Trust shall approve such addition, and (b) that such investment company may become a party to this agreement and be included within the terms “Trust,” “Fund,” or “party,” provided that in each case such investment company shall have executed and delivered to the Trusts its written agreement to become a party hereto and to be bound by the terms of this Agreement.
     2.     In the event that the claims of loss of two or more insureds under the Bond are so related that the Insurers are entitled to assert that the claims must be aggregated, each Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the Act.
     3.     A copy of the Agreement and Declaration of Trust or Trust Instrument of each Trust is on file with the Secretary of State of the state in which such Trust was organized, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations under this instrument are not binding upon any of the Trustees or holders of shares of beneficial interest of any Trust or Fund individually but are binding only upon the respective assets and property of each Trust and Fund.

     IN WITNESS WHEREOF the parties have caused these presents to be executed by their officers hereunto duly authorized all as of the day and year first above written.

Premier VIT
PIMCO Municipal Advantage Fund Inc.
Fixed Income SHares
PIMCO Municipal Income Fund
PIMCO California Municipal Income Fund
PIMCO New York Municipal Income Fund
PIMCO Corporate Income Fund
PIMCO Municipal Income Fund II
PIMCO California Municipal Income Fund II
PIMCO New York Municipal Income Fund II
PIMCO Municipal Income Fund III
PIMCO California Municipal Income Fund III
PIMCO New York Municipal Income Fund III
PIMCO Corporate Opportunity Fund
Nicholas-Applegate Convertible & Income Fund
PIMCO High Income Fund
Nicholas-Applegate Convertible & Income Fund II
PIMCO Floating Rate Income Fund
PIMCO Floating Rate Strategy Fund
NFJ Dividend, Interest & Premium Strategy Fund
Nicholas-Applegate International & Premium Strategy Fund
PIMCO Global StocksPLUS & Income Fund
Nicholas-Applegate Equity & Convertible Income Fund
Nicholas-Applegate Global Equity & Convertible Income Fund
PIMCO Income Opportunity Fund
PCM Fund Inc.
PIMCO Strategic Global Government Fund Inc.

By:	/s/ Brian S. Shlissel
Brian S. Shlissel
President and CEO

Allianz Funds Allianz Funds: Multi-Strategy Trust
By:	/s/ Brian S. Shlissel
Brian S. Shlissel
Treasurer, Principal Financial and Accounting Officer

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